Exhibit 99.1
PRESS RELEASE
FOR IMMEDIATE RELEASE

Contact:	Janice McDill
Phone:	312.698.6707
Email:	janice.mcdill@grubb-ellis.com
Grubb & Ellis Company Reports
Third Quarter and Nine Month 2008 Results
SANTA ANA, Calif. (Nov. 6, 2008) — Grubb & Ellis Company (NYSE: GBE), a leading real estate services and investment firm, today reported revenue of $159.2 million for the third quarter of 2008. Revenue for the nine-month period ended September 30, 2008 was $486.8 million.
The company reported a net loss of $44.0 million, or $0.69 per share, for the third quarter. The net loss for the first nine months of 2008 was $55.0 million, or $0.87 per share. Earnings before interest, taxes, depreciation and amortization (EBITDA) for the third quarter of 2008 was negative $56.3 million, compared with EBITDA for the combined companies of $17.3 million in the same period a year ago. For the first nine months of 2008, the company reported negative EBITDA of $48.3 million.
The third quarter 2008 EBITDA included the following charges, all of which adversely affected the EBITDA result:
•	A $45.8 million real estate impairment charge related to real estate assets the company owns and has decided to market for sale;

•	A $16.3 million charge related to the company’s investment management programs; and

•	$2.7 million of merger-related and integration costs.
Excluding the above charges, which primarily had no cash impact to the current quarter, and certain other items totaling $1.0 million of net earnings, adjusted EBITDA for the three month period ended September 30, 2008 was a positive $7.4 million. Excluding certain charges and other non-cash items totaling $75.8 million, adjusted EBITDA for the nine-month period ended September 30, 2008 was a positive $27.5 million. (Combined non-GAAP supplemental disclosure follows this release.)
“Given the difficult market conditions our underlying operations continued to perform well and we have clearly benefited from the impacts of cost reductions and operational changes implemented post merger,” said interim Chief Executive Officer Gary Hunt. “We continue to identify synergies and eliminate redundancies in an effort to maximize cost efficiencies. At the same time, we are taking advantage of the current environment to recruit high-quality professionals who understand that our expanded platform will create additional revenue opportunities.”
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Grubb & Ellis Company
1551 N. Tustin Avenue Suite 300 Santa Ana, CA 92705 714.667.8252

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Grubb & Ellis Company Reports 2008 Third Quarter and Nine Month Results
Hunt added, “We are also capitalizing on the increasing trend of corporate owners and users to outsource their real estate services needs. We secured several important new business wins during the period, many of which would not have been possible without the restructuring resulting from the merger.”
Business Highlights
•	Raised an aggregate of approximately $245 million in the company’s investment programs during the third quarter, an approximately 35 percent increase over the prior year period, bringing the total equity raised for the year to approximately $761 million.

•	According to the most recent Stanger Report, Grubb & Ellis ranked fifth among all public non-traded REIT sponsors in total sales for the third quarter of 2008. The total equity raise for the company’s public non-traded programs is up more than 90 percent during the nine months of 2008, compared with the same period of 2007.

•	Won or renewed six major corporate services accounts, including being selected by Kraft Foods Global Inc. as its facilities services provider for more than 4 million square feet of property.

•	Amended the company’s credit facility, adjusting the covenants to more appropriately reflect the impact of the current environment on the company’s businesses and the timing of potential asset sales.

•	Increased annualized net cost saving synergies to in excess of $20 million during the third quarter as a direct result of the company’s continued merger integration.

•	Took significant steps toward the company’s goal of increasing the productivity of its brokerage sales force with the addition of more than two dozen senior-level professionals during the third quarter. Earlier this week, the company eliminated more than 10 percent of its brokerage sales professionals, all of whom did not meet production expectations.
“In light of the unprecedented events taking place throughout the financial services and real estate industries, we no longer expect to meet our previously stated 2008 adjusted EBITDA goal of $74.8 million and we do not anticipate providing guidance going forward,” said Richard W. Pehlke, executive vice president and chief financial officer. “Conditions in the credit markets also prompted us to accelerate our strategy related to our real estate assets, which resulted in the impairment charges that we recorded in the quarter.”
Pehlke added, “We are confident that Grubb & Ellis is taking the actions necessary to both successfully navigate through this difficult period and have adequate resources to meet the needs of our clients.”
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Grubb & Ellis Company
1551 N. Tustin Avenue Suite 300 Santa Ana, CA 92705 714.667.8252

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Grubb & Ellis Company Reports 2008 Third Quarter and Nine Month Results
Pehlke noted that the recent turmoil in the credit markets and resulting impact on the real estate industry impacted both the value of its real estate assets and the operating and return potential of its investment programs. As a result, in the third quarter, the company recorded an impairment to the carrying value of certain real estate assets totaling $45.8 million. During the quarter, the company also recognized charges totaling $16.3 million related to its investment programs, consisting primarily of additional reserves against advances and receivables to certain programs, charges for recourse guarantee obligations on two property mortgages and forfeited deposits on potential real estate acquisitions.
The merger between Grubb & Ellis and NNN Realty Advisors, Inc. was consummated on December 7, 2007. As required by generally accepted accounting principles (GAAP), the transaction was accounted for as a reverse merger. The company’s results of operations commencing and subsequent to December 7, 2007 include the operations of the combined entity. Reported results of operations prior to December 7, 2007, including third quarter 2007 results, reflect only the operations of NNN Realty Advisors.
COMBINED COMPANIES SUPPLEMENTAL DISCLOSURE
In an effort to present a more complete financial and narrative description of the results of operations, the company has also provided non-GAAP financial measures. The non-GAAP financial measures are intended to reflect the company’s results of operations on a combined basis, exclusive of the total financial or accounting impact associated with the merger transaction, such as amortization associated with purchase price adjustments or identified intangible assets. The non-GAAP combined results for the three and nine months ended September 30, 2007 do not purport to show the results as if the companies were merged as of January 1, 2007, but rather represent an arithmetic combination of results of the two companies, Grubb & Ellis and NNN Realty Advisors. Results do not reflect the elimination of transactions between the two companies and certain estimated synergies and expenses related to the combination of the two companies for the periods presented. (Please refer to the Combined Statements of Operations tables that follow.)
Third Quarter Operations
For the third quarter of 2008, the company generated revenue of $159.2 million, compared with combined revenue of $181.5 million in the third quarter of 2007. The company posted a third quarter net loss of $44.0 million in 2008, compared with net income of $2.6 million for the companies on a combined basis in the same period of 2007. EBITDA was negative $56.3 million for the third quarter of 2008, compared with combined positive EBITDA of $17.3 million in the third quarter of 2007. The 2008 negative EBITDA includes charges of $45.8 million for real estate-related impairments, $16.3 million related to the company’s investment management programs, $2.7 million of merger-related and integration costs and $2.9 million of non-cash stock-based compensation, offset by real estate operations and other items totaling $3.9 million. Excluding these items, adjusted EBITDA for the third quarter of 2008 was $7.4 million, compared with the combined companies’ adjusted EBITDA of $18.2 million on the same basis for the third quarter of 2007. (See Tables)
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Grubb & Ellis Company
1551 N. Tustin Avenue Suite 300 Santa Ana, CA 92705 714.667.8252

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Grubb & Ellis Company Reports 2008 Third Quarter and Nine Month Results
Nine-Month Operations
For the first nine months of 2008, the company generated revenue of $486.8 million, compared with combined revenue of $512.8 million for the same period in 2007. The company posted a net loss of $55.0 million during the nine months of 2008, compared with net income of $14.4 million for the companies on a combined basis in the first nine months of 2007. EBITDA was negative $48.3 million for the first nine months of 2008, compared with combined positive EBITDA of $47.4 million in the first nine months of 2007. EBITDA for the first nine months of 2008 includes the aforementioned charges of $45.8 million for real estate-related impairments and $16.3 million related to the company’s investment management programs as well as $10.2 million of merger-related and integration costs, a $5.8 million charge related to the company’s write-off of its sponsorship of Grubb & Ellis Realty Advisors and $8.5 million of non-cash stock based compensation. These charges were partially offset by rental-related operations and other non-cash items totaling $10.8 million. Excluding these items, adjusted EBITDA for the first nine months of 2008 was $27.5 million, compared with combined companies’ adjusted EBITDA of $52.3 million for the first nine months of 2007. (See Tables)
OPERATING SEGMENTS
Transaction Services
Transaction Services revenue for the third quarter of 2008, including brokerage commission, valuation and consulting revenue, was $57.5 million, compared with $73.1 million for the combined companies for the same period a year ago. For the nine-month period ended September 30, 2008, the segment generated revenue of $173.2 million, compared with $218.7 million for the combined companies during the first nine months of 2007.
The company’s Transaction Services business was negatively impacted by the current economic environment, which has reduced commercial real estate transaction velocity, particularly investment sales.
Investment Management
Investment Management revenue for the third quarter of 2008, which includes transaction fees, captive management fees and dealer-manager fees, totaled $25.0 million, compared with fees of $40.1 million in the same period a year ago. Investment Management revenue for the first nine months of 2008 totaled $86.6 million, compared with $110.6 million during the first nine months of 2007. The decrease in revenue over prior-year periods can be attributed to lower acquisition fees resulting from a decrease in equity raised by the company’s tenant-in-common programs and lower disposition fees, which were partially offset by higher acquisition fees related to the company’s public non-traded REITs as a result of a significant increase in the amount of equity being raised by these programs and fees from the company’s Wealth Management platform.
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Grubb & Ellis Company
1551 N. Tustin Avenue Suite 300 Santa Ana, CA 92705 714.667.8252

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Grubb & Ellis Company Reports 2008 Third Quarter and Nine Month Results
In total, approximately $245 million in equity was raised for the company’s investment programs in the third quarter of 2008, compared with $182 million in the third quarter of 2007. For the nine-month period ended September 30, 2008, approximately $761 million was raised for the company’s investment programs, compared with $547 million raised during the first nine months of 2007. This increase in equity raised was driven by additional equity raised for the company’s public non-traded REITs as well as its new Wealth Management platform. During the first nine months of 2008, the company’s public non-traded REIT programs raised approximately $396 million, compared with $206 million in the same period of 2007. The Wealth Management platform placed $193 million in real estate investments on behalf of investors during the first nine months of 2008. The company’s tenant-in-common 1031 exchange programs raised $153 million in equity during the first three quarters of 2008, compared with $341 million in the same period of 2007. At September 30, 2008, the value of the company’s assets under management was $6.7 billion, up from $6.5 billion at June 30, 2008.
Management Services
Management Services revenue includes asset and property management fees as well as reimbursed salaries, wages and benefits from the company’s captive management and third party property management and facilities outsourcing services, along with business services fees. Management Services revenue was $63.5 million for the third quarter of 2008, compared with $53.4 million for the combined companies for the same period a year ago. For the first nine months of 2008, the company reported Management Services revenue of $185.9 million, compared with $158.0 million for the combined companies in the same period of 2007. Approximately 25.8 million square feet of the company’s management portfolio relates to a significant portion of Grubb & Ellis Realty Investors’ (formerly Triple Net Properties, LLC, a wholly owned subsidiary of NNN Realty Advisors) captive property portfolio being transferred to Grubb & Ellis Management Services, Inc.
Rental-Related Operations
Rental-related revenue and rental-related expense includes revenue and the related expense from the warehousing of properties held for investment primarily related to the company’s Investment Management programs and the company’s prior affiliate Grubb & Ellis Realty Advisors, Inc., which has been liquidated and dissolved. The combined benefit from the operations for the properties held for sale is included in the Reconciliation of Net Income to EBITDA disclosure which follows the release and is identified as real estate operations. These line items also include pass-through revenue and related expense for master lease accommodations related to the company’s tenant-in-common programs.
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Grubb & Ellis Company
1551 N. Tustin Avenue Suite 300 Santa Ana, CA 92705 714.667.8252

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Grubb & Ellis Company Reports 2008 Third Quarter and Nine Month Results
Conference Call & Webcast
The conference call will be webcast on the investor relations section of Grubb & Ellis’ Web site at www.grubb-ellis.com or may be accessed by dialing 1.800.659.1966 for domestic callers and 1.617.614.2711 for international callers. The conference call ID number is 99398901.
The company’s 2008 third quarter earnings conference call will be held today at 11 a.m. ET. A live webcast will be accessible through the Investor Relations section of the company’s Web site at http://www.grubb-ellis.com. The direct dial-in number for the conference call is 1.800.659.1966 for domestic callers and 1.617.614.2711 for international callers. The conference call ID number is 99398901. An audio replay will be available beginning today at 1 p.m. ET until 7 p.m. ET on Thursday, November 20, and can be accessed by dialing: 1.888.286.8010, and 1.617.801.6888 for international callers and entering conference call ID 84927757. In addition, the conference call audio will be archived on the company’s Web site following the call.
About Grubb & Ellis
Grubb & Ellis Company (NYSE: GBE) is one of the largest and most respected commercial real estate services and investment companies. With more than 130 owned and affiliate offices worldwide, Grubb & Ellis offers property owners, corporate occupants and investors comprehensive integrated real estate solutions, including transaction, management, consulting and investment advisory services supported by proprietary market research and extensive local market expertise.
Grubb & Ellis and its subsidiaries are leading sponsors of real estate investment programs that provide individuals and institutions the opportunity to invest in a broad range of real estate investment vehicles, including tax-deferred 1031 tenant-in-common (TIC) exchanges, public non-traded real estate investment trusts (REITs) and real estate investment funds. As of September 30, 2008, more than $3.8 billion in investor equity has been raised for these investment programs. The company and its subsidiaries currently manage a growing portfolio of more than 225 million square feet of real estate. In 2007, Grubb & Ellis was selected from among 15,000 vendors as Microsoft Corporation’s Vendor of the Year. For more information regarding Grubb & Ellis Company, please visit www.grubb-ellis.com.
Forward-looking Statement
Certain statements included in this announcement may constitute forward-looking statements regarding, among other things, future revenue growth, market trends, new business opportunities and investment programs, synergies resulting from the merger of Grubb & Ellis Company and NNN Realty Advisors, certain combined financial information regarding Grubb & Ellis Company and NNN Realty Advisors, new hires, results of operations, changes in expense levels and profitability and effects on the company of changes in the real estate markets. These statements involve known and unknown risks, uncertainties and other factors that may cause the company’s actual results and performance in future periods to be materially different from any future results or performance suggested by these statements. Such factors which could adversely affect the company’s ability to obtain these results include, among other things: (i) the slowdown in the volume and the decline in transaction values of sales and leasing transactions; (ii) the general economic downturn and recessionary pressures on businesses in general; (iii) a prolonged and pronounced recession in real estate markets and values; (iv) the unavailability of credit to finance real estate transactions in general and the company’s tenant-in-common programs, in particular; (v) the reduction in borrowing capacity under the company’s current credit facility, and the additional limitations with respect thereto; (vi) the company’s continuing ability to make interest and principal payments with respect to its credit facility; (vii) an increase in expenses related to new initiatives, investments in people, technology and service improvements; (viii) the success of current and new investment programs; (ix) the success of new initiatives and investments; (x) the inability to attain expected levels of revenue, performance, brand equity and expense synergies resulting from the merger of Grubb & Ellis Company and NNN Realty Advisors in general, and in the current macroeconomic and credit environment, in particular and (xi) other factors described in the company’s annual report on Form 10-K for the fiscal year ending December 31, 2007 and in the company’s quarterly reports on Form 10-Q for the quarters ended March 31, 2008 and June 30, 2008 filed with the SEC.
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Grubb & Ellis Company
1551 N. Tustin Avenue Suite 300 Santa Ana, CA 92705 714.667.8252

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Grubb & Ellis Company Reports 2008 Third Quarter and Nine Month Results
Non-GAAP Financial Information
In addition to the results reported in accordance with U.S. generally accepted accounting principles (GAAP) included within this press release, Grubb & Ellis has provided certain information, which includes non-GAAP financial measures. Such information is reconciled to its closest GAAP measure in accordance with the Securities and Exchange Commission rules and is included in the attached supplemental data. Management believes that these non-GAAP financial measures are useful to both management and the company’s stockholders in their analysis of the business and operating performance of the company. Management also uses this information for operational planning and decision-making purposes. Non-GAAP financial measures are not and should not be considered a substitute for any GAAP measures. Additionally, non-GAAP financial measures as presented by Grubb & Ellis may not be comparable to similarly titled measures reported by other companies.
TABLES FOLLOW
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Grubb & Ellis Company
1551 N. Tustin Avenue Suite 300 Santa Ana, CA 92705 714.667.8252

Grubb & Ellis Company
Consolidated Statements of Operations
(in thousands)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,	September 30,	September 30,	September 30,
	2008	2007 (1)	2008	2007 (1)
REVENUE
Transaction services	$57,502	$—	$173,191	$—
Investment management (2)	25,035	40,137	86,561	110,603
Management services	63,479	—	185,855	—
Rental related	13,220	9,565	41,146	17,625

TOTAL REVENUE	159,236	49,702	486,753	128,228

OPERATING EXPENSE
Compensation costs	33,464	16,615	106,531	43,999
Transaction commissions and related costs	39,186	—	117,979	—
Reimbursable salaries, wages, and benefits	46,224	527	135,343	1,044
General and administrative	40,263	10,049	84,399	29,769
Depreciation and amortization	8,910	5,012	27,385	6,018
Rental related	7,643	7,687	26,258	13,743
Interest	4,410	3,200	14,534	6,685
Merger related costs	2,657	140	10,217	201
Real estate related impairments	45,767	—	45,767	—

Total operating expense	228,524	43,230	568,413	101,459

OPERATING (LOSS) INCOME	(69,288)	6,472	(81,660)	26,769

OTHER (EXPENSE) INCOME
Equity in (losses) earnings of unconsolidated entities	(120)	(519)	(6,318)	(40)
Interest income	235	915	757	2,182
Other (expense) income	195	(544)	(1,793)	524

Total other (expense) income	310	(148)	(7,354)	2,666

(Loss) income from continuing operations before income tax provision	(68,978)	6,324	(89,014)	29,435
Income tax benefit (provision)	25,346	(2,039)	34,434	(11,423)

(Loss) income from continuing operations	(43,632)	4,285	(54,580)	18,012
Loss from discontinued operations	(384)	(232)	(419)	(88)

NET (LOSS) INCOME	$(44,016)	$4,053	$(54,999)	$17,924

Basic earnings per share:
(Loss) income from continuing operations	$(0.69)	$0.10	$(0.86)	$0.43
Loss from discontinued operations	—	—	(0.01)	—

Net (loss) earnings per share	$(0.69)	$0.10	$(0.87)	$0.43

Diluted earnings per share:
(Loss) income from continuing operations	$(0.69)	$0.10	$(0.86)	$0.43
Loss from discontinued operations	—	—	$(0.01)	—

Net (loss) earnings per share	$(0.69)	$0.10	$(0.87)	$0.43

Shares used in computing basic net earnings per share	63,601	41,943	63,574	41,943
Shares used in computing diluted net earnings per share	63,601	42,127	63,574	42,057

(1)	In accordance with Generally Accepted Accounting Principles (GAAP), the operating results for the three and nine months ended September 30, 2007 only includes the results of legacy NNN Realty Advisors.

(2)	The investment management segment represents legacy NNN Realty Advisors’ transaction, management and dealer-manager businesses.

Grubb & Ellis Company
Consolidated Balance Sheets
(in thousands)
(Unaudited)

	September 30,	December 31,
	2008	2007
ASSETS
Cash and cash equivalents	$34,426	$49,328
Restricted cash	33,419	69,098
Investment in marketable securities	4,915	9,052
Current portion of accounts receivable from related parties — net	25,403	32,575
Current portion of advances to related parties — net	8,634	7,010
Note receivable from related party — net	9,100	7,600
Services fees receivable — net	20,620	19,521
Current portion of professional service contract — net	7,477	7,235
Real estate deposits and preacquisition costs	7,549	11,818
Properties held for sale including investments in unconsolidated real estate — net	17,570	98,206
Identified intangible assets and other assets held for sale — net	2,155	23,569
Prepaid expenses and other current assets	24,894	13,032
Deferred tax assets	5,347	7,854

TOTAL CURRENT ASSETS	201,509	355,898

Accounts receivable from related parties — net	7,168	10,360
Advances to related parties — net	7,733	3,751
Professional service contracts — net	11,604	13,088
Investments in unconsolidated real estate	6,944	11,028
Properties held for investment — net	183,646	234,422
Property, equipment and leasehold improvements — net	14,628	16,291
Goodwill	171,723	169,317
Identified intangible assets — net	133,841	145,427
Other assets — net	14,466	16,858

TOTAL ASSETS	$753,262	$976,440

LIABILITIES, MINORITY INTEREST AND STOCKHOLDERS’ EQUITY
Accounts payable and accrued expenses	$61,622	$100,867
Due to related parties	1,112	3,329
Current portion of line of credit	63,000	—
Current portion of notes payable and capital lease obligations	453	30,447
Notes payable of properties held for sale	10,656	91,020
Liabilities of properties held for sale — net	72	902
Other liabilities	9,204	6,716

TOTAL CURRENT LIABILITIES	146,119	233,281

Line of credit	—	8,000
Senior notes	16,277	16,277
Notes payable and capital lease obligation	215,027	228,254
Other long-term liabilities	20,598	30,421
Deferred tax liability	2,984	32,837

TOTAL LIABILITIES	401,005	549,070

MINORITY INTEREST	4,027	18,725

Common Stock	653	648
Additional paid-in capital	400,589	393,665
(Accumulated deficit) retained earnings	(53,012)	15,381
Accumulated other comprehensive loss	—	(1,049)

TOTAL STOCKHOLDERS’ EQUITY	348,230	408,645

LIABILITIES, MINORITY INTEREST AND STOCKHOLDERS’ EQUITY	$753,262	$976,440

Grubb & Ellis Company
Combined Statements of Operations
(in thousands)

	Three Months Ended	Three Months Ended
	September 30, 2008	September 30, 2007
	(Unaudited)	(Unaudited)
	Grubb & Ellis	NNN Realty	Grubb & Ellis	Combined
	Company	Advisors	Company	Companies (1)
REVENUE
Transaction services	$57,502	$—	$73,124	$73,124
Investment management (2)	25,035	40,137	—	40,137
Management services	63,479	—	53,392	53,392
Rental related	13,220	9,565	5,324	14,889

TOTAL REVENUE	159,236	49,702	131,840	181,542

OPERATING EXPENSES
Compensation costs	33,464	16,615	21,657	38,272
Transaction commissions and related costs	39,186	—	50,988	50,988
Reimbursable salaries, wages, and benefits	46,224	527	38,496	39,023
General and administrative	40,263	10,049	12,626	22,675
Depreciation and amortization	8,910	5,012	2,691	7,703
Rental related	7,643	7,687	3,524	11,211
Interest	4,410	3,200	3,391	6,591
Merger related costs	2,657	140	741	881
Real estate related impairments	45,767	—	—	—

Total operating expense	228,524	43,230	134,114	177,344

OPERATING (LOSS) INCOME	(69,288)	6,472	(2,274)	4,198

OTHER (EXPENSE) INCOME
Equity in (losses) earnings of unconsolidated entities	(120)	(519)	98	(421)
Interest income	235	915	161	1,076
Other (expense) income	195	(544)	—	(544)

Total other (expense) income	310	(148)	259	111

(Loss) income from continuing operations before income tax provision	(68,978)	6,324	(2,015)	4,309
Income tax benefit (provision)	25,346	(2,039)	563	(1,476)

(Loss) income from continuing operations	(43,632)	4,285	(1,452)	2,833
Loss from discontinued operations	(384)	(232)	—	(232)

NET (LOSS) INCOME	$(44,016)	$4,053	$(1,452)	$2,601

(1)	To provide additional insight into its underlying results of operations, the Company has also presented selected non-GAAP financial measures intended to reflect its results of operations on a combined basis and such numbers are exclusive of the total financial or accounting impact associated with the merger transaction, such as amortization associated with purchase price adjustments or identified intangible assets. These non-GAAP combined results do not purport to show the results as if the companies were merged as of January 1, 2007, but rather is an arithmetic combination of the results of the two companies, Grubb & Ellis and NNN Realty Advisors. Results do not reflect the elimination of transactions between the two companies and certain estimated synergies and expenses related to the combination of the two companies for the periods presented

(2)	The investment management segment represents legacy NNN Realty Advisors’ transaction, management and dealer-manager businesses.

Grubb & Ellis Company
Reconciliation of Combined Net Income to Adjusted EBITDA
(in thousands)

	Three Months Ended	Three Months Ended
	September 30, 2008	September 30, 2007
	(Unaudited)	(Unaudited)
	Grubb & Ellis	NNN Realty	Grubb & Ellis	Combined
	Company	Advisors	Company	Companies (1)

Net (loss) income	$(44,016)	$4,053	$(1,452)	$2,601
Interest expense	4,410	3,200	3,391	6,591
Interest income	(235)	(915)	(161)	(1,076)
Depreciation and amortization	8,910	5,012	2,691	7,703
Taxes	(25,346)	2,039	(563)	1,476

EBITDA (2)	(56,277)	13,389	3,906	17,295

Charges related to sponsored programs	16,296	—	—	—
Real estate related impairment	45,767	—	—	—
Stock based compensation	2,851	2,416	601	3,017
Loss on marketable securities	169	700	—	700
Merger related costs	2,657	141	741	882
Amortization of contract rights	193	857	—	857
Real estate operations	(4,405)	(2,716)	(1,800)	(4,516)
Other	190	80	(98)	(18)

Adjusted EBITDA (2)	$7,441	$14,867	$3,350	$18,217

(1)	To provide additional insight into its underlying results of operations, the Company has also presented selected non-GAAP financial measures intended to reflect its results of operations on a combined basis and such numbers are exclusive of the total financial or accounting impact associated with the merger transaction, such as amortization associated with purchase price adjustments or identified intangible assets. These non-GAAP combined results do not purport to show the results as if the companies were merged as of January 1, 2007, but rather is an arithmetic combination of the results of the two companies, Grubb & Ellis and NNN Realty Advisors. Results do not reflect the elimination of transactions between the two companies and certain estimated synergies and expenses related to the combination of the two companies for the periods presented.

(2)	EBITDA represents earnings before net interest expense, interest income, realized gains or losses on sales of marketable securities, income taxes, depreciation and amortization. Management believes EBITDA is useful in evaluating our performance compared to that of other companies in our industry because the calculation of EBITDA generally eliminates the effects of financing and income taxes and the accounting effects of capital spending and acquisition, which items may vary for different companies for reasons unrelated to overall operating performance. As a result, management uses EBITDA as an operating measure to evaluate the operating performance of the Company’s various business lines and for other discretionary purposes, including as a significant component when measuring performance under employee incentive programs.

However, EBITDA is not a recognized measurement under U.S. generally accepted accounting principles, or GAAP, and when analyzing the Company’s operating performance, readers should use EBITDA in addition to, and not as an alternative for, net income as determined in accordance with GAAP. Because not all companies use identical calculations, our presentation of EBITDA may not be comparable to similarly titled measures of other companies. Furthermore, EBITDA is not intended to be a measure of free cash flow for management’s discretionary use, as it does not consider certain cash requirements such as tax and debt service payments. The amounts shown for EBITDA also differ from the amounts calculated under similarly titled definitions in the Company’s debt instruments, which are further adjusted to reflect certain other cash and non-cash charges and are used to determine compliance with financial covenants and the Company’s ability to engage in certain activities, such as incurring additional debt and making certain restricted payments.

Grubb & Ellis Company
Combined Statements of Operations
(in thousands)

	Nine Months Ended	Nine Months Ended
	September 30, 2008	September 30, 2007
	(Unaudited)	(Unaudited)
	Grubb & Ellis	NNN Realty	Grubb & Ellis	Combined
	Company	Advisors	Company	Companies (1)
REVENUE
Transaction services	$173,191	$—	$218,682	$218,682
Investment management (2)	86,561	110,603	—	110,603
Management services	185,855	—	158,032	158,032
Rental related	41,146	17,625	7,848	25,473

TOTAL REVENUE	486,753	128,228	384,562	512,790

OPERATING EXPENSES
Compensation costs	106,531	43,999	67,939	111,938
Transaction commissions and related costs	117,979	—	147,504	147,504
Reimbursable salaries, wages, and benefits	135,343	1,044	114,612	115,656
General and administrative	84,399	29,769	39,107	68,876
Depreciation and amortization	27,385	6,018	7,547	13,565
Rental related	26,258	13,743	5,106	18,849
Interest	14,534	6,685	5,345	12,030
Merger related costs	10,217	201	3,078	3,279
Real estate related impairments	45,767	—	—	—

Total operating expense	568,413	101,459	390,238	491,697

OPERATING (LOSS) INCOME	(81,660)	26,769	(5,676)	21,093

OTHER (EXPENSE) INCOME
Equity in (losses) earnings of unconsolidated entities	(6,318)	(40)	308	268
Interest income	757	2,182	521	2,703
Other (expense) income	(1,793)	524	—	524

Total other (expense) income	(7,354)	2,666	829	3,495

(Loss) income from continuing operations before income tax provision	(89,014)	29,435	(4,847)	24,588
Income tax benefit (provision)	34,434	(11,423)	1,340	(10,083)

(Loss) income from continuing operations	(54,580)	18,012	(3,507)	14,505
Loss from discontinued operations	(419)	(88)	—	(88)

NET (LOSS) INCOME	$(54,999)	$17,924	$(3,507)	$14,417

(1)	To provide additional insight into its underlying results of operations, the Company has also presented selected non-GAAP financial measures intended to reflect its results of operations on a combined basis and such numbers are exclusive of the total financial or accounting impact associated with the merger transaction, such as amortization associated with purchase price adjustments or identified intangible assets. These non-GAAP combined results do not purport to show the results as if the companies were merged as of January 1, 2007, but rather is an arithmetic combination of the results of the two companies, Grubb & Ellis and NNN Realty Advisors. Results do not reflect the elimination of transactions between the two companies and certain estimated synergies and expenses related to the combination of the two companies for the periods presented

(2)	The investment management segment represents legacy NNN Realty Advisors’ transaction, management and dealer-manager businesses.

Grubb & Ellis Company
Reconciliation of Combined Net Income to Adjusted EBITDA
(in thousands)

	Nine Months Ended	Nine Months Ended
	September 30, 2008	September 30, 2007
	(Unaudited)	(Unaudited)
	Grubb & Ellis	NNN Realty	Grubb & Ellis	Combined
	Company	Advisors	Company	Companies (1)

Net (loss) income	$(54,999)	$17,924	$(3,507)	$14,417
Interest expense	14,534	6,685	5,345	12,030
Interest income	(757)	(2,182)	(521)	(2,703)
Depreciation and amortization	27,385	6,018	7,547	13,565
Taxes	(34,434)	11,423	(1,340)	10,083

EBITDA (2)	(48,271)	39,868	7,524	47,392

Write off of investment in Grubb & Ellis Realty Advisors, net	5,828	—	—	—
Charges related to sponsored programs	16,296	—	—	—
Real estate related impairment	45,767	—	—	—
Stock based compensation	8,484	5,014	1,756	6,770
Loss / (Gain) on marketable securities	1,783	(412)	—	(412)
Merger related costs	10,217	202	3,078	3,280
Amortization of contract rights	1,179	2,678	—	2,678
Real estate operations	(13,917)	(5,157)	(2,743)	(7,900)
Other	163	818	(308)	510

Adjusted EBITDA (2)	$27,529	$43,011	$9,307	$52,318

(1)	To provide additional insight into its underlying results of operations, the Company has also presented selected non-GAAP financial measures intended to reflect its results of operations on a combined basis and such numbers are exclusive of the total financial or accounting impact associated with the merger transaction, such as amortization associated with purchase price adjustments or identified intangible assets. These non-GAAP combined results do not purport to show the results as if the companies were merged as of January 1, 2007, but rather is an arithmetic combination of the results of the two companies, Grubb & Ellis and NNN Realty Advisors. Results do not reflect the elimination of transactions between the two companies and certain estimated synergies and expenses related to the combination of the two companies for the periods presented.

(2)	EBITDA represents earnings before net interest expense, interest income, realized gains or losses on sales of marketable securities, income taxes, depreciation and amortization. Management believes EBITDA is useful in evaluating our performance compared to that of other companies in our industry because the calculation of EBITDA generally eliminates the effects of financing and income taxes and the accounting effects of capital spending and acquisition, which items may vary for different companies for reasons unrelated to overall operating performance. As a result, management uses EBITDA as an operating measure to evaluate the operating performance of the Company’s various business lines and for other discretionary purposes, including as a significant component when measuring performance under employee incentive programs.

However, EBITDA is not a recognized measurement under U.S. generally accepted accounting principles, or GAAP, and when analyzing the Company’s operating performance, readers should use EBITDA in addition to, and not as an alternative for, net income as determined in accordance with GAAP. Because not all companies use identical calculations, our presentation of EBITDA may not be comparable to similarly titled measures of other companies. Furthermore, EBITDA is not intended to be a measure of free cash flow for management’s discretionary use, as it does not consider certain cash requirements such as tax and debt service payments. The amounts shown for EBITDA also differ from the amounts calculated under similarly titled definitions in the Company’s debt instruments, which are further adjusted to reflect certain other cash and non-cash charges and are used to determine compliance with financial covenants and the Company’s ability to engage in certain activities, such as incurring additional debt and making certain restricted payments.

Grubb & Ellis Company
Supplemental Data
(in thousands)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,	September 30,	September 30,	September 30,
	2008	2007	2008	2007

Investment management revenue:
Acquisition fees	$6,863	$12,944	$31,790	$33,613
Property and asset management fees (1)	9,421	10,312	27,026	27,619
Disposition fees (excluding amortization of intangible contract rights)	695	6,493	5,808	18,743
Amortization of intangible contract rights	(193)	(799)	(1,179)	(2,620)
Other (2)	8,249	11,187	23,116	33,248

Total investment management revenue	$25,035	$40,137	$86,561	$110,603

Investment management data:
Total properties acquired	10	23	51	58
Total aggregate purchase price	$209,850	$710,530	$1,056,232	$1,634,078

Total properties disposed	4	9	11	24
Total aggregate sales value at disposition	$54,450	$230,375	$233,875	$752,107

Total square feet under management	46,324	30,911	46,324	30,911

Assets under management	$6,660,015	$5,400,214	$6,660,015	$5,400,214

Equity raise:
Tenant-in-common	$46,218	$116,783	$152,944	$341,283
Non-traded real estate investment trust	183,279	65,337	396,123	206,118
Wealth management	4,851	—	193,290	—
Other	10,622	—	18,143	—

Total equity raise	$244,970	$182,120	$760,500	$547,401

(1)	Does not include $1.9 million and $5.6 million of property management fees that were recorded by the management services

(2)	Decrease in other investment management revenue a result of lower tenant-in-common equity raise.